Exhibit 3.2

PHILLIPS EDISON & COMPANY, INC.

ARTICLES SUPPLEMENTARY

Phillips Edison & Company, Inc., a Maryland corporation (the “Company”), hereby certifies to the State Department of Assessments and Taxation of Maryland, that:

FIRST: Under a power contained in Section 3-802(c) of the Maryland General Corporation Law (the “MGCL”), the Company, by resolution of its Board of Directors (the “Board of Directors”), (i) elected to be subject to Section 3-804(c) of the MGCL and (ii) prohibited the Company from electing to be subject to Section 3-803 of the MGCL as provided herein.

SECOND: The resolution referred to above provides that the Company is prohibited from electing to be subject to the provisions of Section 3-803 of the MGCL and that the foregoing prohibition may be repealed, in whole or in part, only if such repeal is approved by the stockholders of the Company by the affirmative vote of at least a majority of the votes cast on the matter by stockholders entitled to vote generally in the election of directors.

THIRD: The election to (i) be subject to Section 3-804(c) of the MGCL and (ii) prohibit the Company from becoming subject to Section 3-803 of the MGCL without the stockholder approval referenced above has been approved by the Board of Directors in the manner and by the vote required by law.

FOURTH: The undersigned officer acknowledges these Articles Supplementary to be the act of the Company and, as to all matters or facts required to be verified under oath, the undersigned officer acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

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IN WITNESS WHEREOF, the Company has caused these Articles Supplementary to be executed under seal in its name and on its behalf by its Chairman and Chief Executive Officer and attested by its General Counsel and Secretary on this 16th day of July, 2021.

ATTEST: PHILLIPS EDISON & COMPANY, INC.
By: /s/ Tanya E. Brady By: /s/ Jeffrey S. Edison
Name: Tanya E. Brady Name: Jeffrey S. Edison
Title: General Counsel and Secretary Title: Chairman and Chief Executive Officer